Exhibit 10.1

MUTUAL RELEASE AND SETTLEMENT AGREEMENT

     This MUTUAL RELEASE AND SETTLEMENT AGREEMENT (“Release”) is between Hormel Foods Sales, LLC, a Delaware limited liability company (“Hormel Foods”), and NutriSystem, Inc., a Delaware corporation (“NutriSystem”), and is effective on October 28, 2013 (“Effective Date”). Collectively, NutriSystem and Hormel Foods are referred to herein as the “Parties”.

     WHEREAS, NutriSystem and Hormel Foods entered into a Custom Manufacturing Agreement dated June 6, 2007 (the “Agreement”); and

     WHEREAS, certain disputes (“Disputes”) have arisen between the Parties under the Agreement; and

     WHEREAS, the Parties now desire to avoid further risks and expenses associated with the Disputes, and mutually seek a settlement of the Disputes, and have agreed to enter into this Release providing for a full, final, and complete settlement of all claims between the Parties, and for certain releases on the terms and conditions set forth herein; and

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

     1. Settlement Amount. The aggregate settlement amount is Five Million Dollars ($5,000,000) (“Settlement Amount”), which NutriSystem shall pay to Hormel, by wire transfer of immediately available funds, no later than 4:00 p.m. on the Effective Date. The Settlement Amount is not refundable for any reason.

     2. Termination of Agreement. The Parties acknowledge and agree that the effective date of the termination of the Agreement was September 30, 2013.

     3. Mutual Release. The Parties, on behalf of themselves, their predecessors, successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with any of the foregoing, affiliates and assigns, and its and their past, present, and future officers, directors, shareholders, interest holders, members, partners, attorneys, agents, employees, managers, representatives, assigns, and successors in interest, and all persons acting by, through, under, or in concert with them, and each of them, hereby release and discharge the other Party, together with their predecessors, successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with any of the foregoing, affiliates and assigns and its and their past, present, and future officers, directors, shareholders, interest holders, members, partners, attorneys, agents, employees, managers, representatives, assigns and successors in interest, and all persons acting by, through, under or in concert with them, and each of them, from all known and unknown charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, penalties, fees, expenses (including attorneys’ fees and costs actually incurred), and punitive damages, of any nature whatsoever, known or unknown, which either Party has, or may have had, against the other Party, whether or not apparent or yet to be discovered, or which may hereafter develop (collectively, “Damages and Claims”), for any acts or omissions which arose on or before Effective Date related to or arising from: (a) the Disputes; (b) the Agreement; (c) any and all other matters between the Parties; and/or (d) any claims under federal, state, or local law, rule or regulation.

     This Release resolves any claim for relief that could have been alleged, no matter how characterized, including, without limitation, compensatory damages, damages for breach of contract, reliance damages, liquidated damages, punitive damages, costs and attorneys’ fees related to or arising from the Disputes and the Agreement. Claims arising out of fraud by either party are not resolved by this Release.

     4. No Outstanding Claims/Causes of Action. Each Party affirms that it has not filed with any governmental agency or court or any other person or entity any type of action or report against the other Party.

     5. Acknowledgment of Settlement. The Parties, as broadly described in Section 2 above, acknowledge that (a) the consideration set forth in this Release, which includes, but is not limited to, the Settlement Amount, is in full settlement of all Damages and Claims of whatsoever kind or character that they have, or may ever have had, against the other Party, and (ii) by signing this Release, and accepting the consideration provided herein and the benefits of it, they are giving up forever any right to seek further monetary or other relief from the other Party for any acts or omissions up to and including the Effective Date including, without limitation, the Disputes and the Agreement.

     6. No Admission of Liability. The Parties acknowledge that the Settlement Amount was agreed upon as a compromise and final settlement of disputed claims and that payment of the Settlement Amount is not, and may not be construed as, an admission of liability by NutriSystem and is not to be construed as an admission that NutriSystem engaged in any wrongful, tortious or unlawful activity. NutriSystem specifically disclaims and denies (a) any liability to Hormel and (b) engaging in any wrongful, tortious or unlawful activity.

     7. Entire Agreement; Amendment. The recitals set forth at the beginning of this Release are incorporated by reference and made a part of this Release. This Release constitutes the entire agreement and understanding of the Parties and supersedes all prior negotiations and/or agreements, proposed or otherwise, written or oral, concerning the subject matter hereof. Furthermore, no modification of this Release shall be binding unless in writing and signed by each of the Parties hereto.

     8. No Assignment; Binding Effect. Each Party represents and warrants to the other Party that such Party has not assigned or transferred or purported to assign or transfer, whether by act, operation of law or otherwise, in whole or in part, any interest in any of the Damages and Claims released by this Release, and each Party acknowledges and agrees that this representation and warranty is an essential and material term of this Release without which the Parties would not have entered into this Release. This Release cannot be assigned, nor is the performance of the duties delegable by either Party, without the prior written consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that this Release can be assigned without such required consent by either Party to a purchaser of all or substantially all of such Party’s assets, or to a successor in interest by merger or corporate reorganization. Subject to the foregoing, the provisions of this Release shall be binding upon and shall inure to the benefit of both Parties and their respective affiliates, and each of their respective successors and permitted assigns.

     9. Interpretation. If any term, condition, or provision in this Release is found to be invalid, unlawful or unenforceable to any extent, the Parties shall endeavor in good faith to agree to such amendments that will preserve, as far as possible, the intentions expressed herein. The headings within this Release are purely for convenience and are not to be used as an aid in interpretation. Moreover, this Release shall not be construed against either Party as the author or drafter of the Release.

     10. Governing Law. This Release and the rights of the parties hereunder are governed by and must be interpreted in accordance with the laws of the State of Delaware, U.S.A., without regard to conflict of laws principles. The Parties agree to consider the use of alternative dispute resolution procedures to resolve any dispute regarding this Release.

     11. Further Assurances. Each Party shall, as and when requested by the other Party, do all acts and execute all documents as may be reasonably necessary to give effect to the provisions of this Release.

     12. Counterparts. This Release may be executed by the Parties in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signed copy of this Release delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Release.

     13. Representations. Each Party hereby represents, warrants and covenants to the other that: (a) it is validly existing and in good standing under the laws of the jurisdiction of its formation; (b) it has the power to enter into this Release and to perform its obligations hereunder; (c) it is not a party to any agreement or understanding and knows of no law that would prohibit it from entering into and performing this Release or that would conflict with this Release; and (d) when executed and delivered by it, this Release will constitute a legal, valid and binding obligation of it, enforceable against it in accordance with this Release’s terms.

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     IN WITNESS THEREOF, and intending to be legally bound, authorized representatives of each Party have signed this Release as of the Effective Date.

Hormel Foods Sales, LLC NutriSystem, Inc.

By:	/s/ Donald H. Kremin	By:	/s/ R. David Burton, Jr.

Print Name: Donald H. Kremin		Print Name:	R. David Burton, Jr.

Title:	Group Vice Pres., Specialty Foods	Title:	SVP-Operations